Exhibit 23.2



                        [KPMG Letterhead]

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated January 27, 1999, appearing on page 20 of Infinity Broadcasting Corporation's Form 10-K/A and page 40 of Infinity Broadcasting Corporation's Form 10-K for the year ended December 31, 1998, incorporated by reference in this Registration Statement.


/s/ KPMG LLP




New York, New York
December 1, 1999